Exhibit 10.37

                                                Alcoa

                                                201 Isabella St at 7th St Bridge
                                                Pittsburgh, PA
                                                15212-5858 USA
                                                Tel:  1 412 553 3875
                                                Fax:  1 412 553 3200

                                                lawrence.purtell@alcoa.com

                                                Lawrence R. Purtell
                                                Executive Vice President
                                                General Counsel
                              March 13. 2000


Howmet International Inc.
475 Steamboat Road
Greenwich, Connecticut 06830

Gentlemen:

     Reference is made to the Corporate Agreement, dated as of December 2, 1997, as amended by the Amendment, dated as of March 13, 2000 (as amended, the "Corporate Agreement"), by and among Cordant Technologies Inc. (formerly named Thiokol Corporation), a Delaware corporation ("Cordant"), Cordant Technologies Holding Company (formerly named Thiokol Holding Company), a Delaware corporation and a wholly owned subsidiary of Cordant ("Holding"), and Howmet International Inc., a Delaware corporation (the "Company").

     We hereby agree to comply with Article I of the Corporate Agreement to the same extent as if we were Cordant unless and until the Agreement and Plan of Merger, to be dated as of March 14, 2000 (the "Merger Agreement"), by and among Alcoa Inc. ("Alcoa"), Omega Acquisition Corp. (the "Purchaser") and Cordant is terminated prior to our purchase of Cordant shares in the Offer (as defined in the Merger Agreement).

     This letter agreement is given in consideration of the Board of Directors of the Company approving for purposes of Section 203 of the General Corporation Law of the State of Delaware ("DGCL") Alcoa and the Purchaser becoming "interested stockholders" pursuant to Alcoa's execution of this letter agreement or their entry into an agreement with Cordant providing for a tender offer by the Purchaser to acquire the outstanding shares of common stock, par value $1.00 per share, of Cordant (the " Cordant Common Stock") and the preferred share purchase rights issued or issuable under the Cordant Rights Agreement (the "Rights," and together with Cordant Common Stock, the "Shares"), to be followed by a merger in which they would acquire the remaining Shares and the consummation of such transactions and the Board of Directors of the Company taking all appropriate action so that Section 203 of the DGCL, with respect to the Company, will not be applicable to Alcoa and the Purchaser by virtue of such actions.

     This letter agreement shall be governed by New York law, without reference to its conflict of law principles.

     Please confirm your agreement with the foregoing by signing the enclosed copy of this letter agreement and returning it to us, whereupon it will become a binding agreement.

Very truly yours,

ALCOA INC.




By:   /s/ Lawrence R. Purtell
      -----------------------
      Lawrence R. Purtell
      Executive Vice President and General Counsel


ACKNOWLEDGED AND AGREED:
HOWMET INTERNATIONAL INC.


By:   /s/ Roland A. Paul
      ------------------
      Name:  Roland A. Paul
      Title: Vice President and General Counsel






                                       2